UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: March 18, 2009

Commission File Number: 000-53461

MANTRA VENTURE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7

(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 18, 2009 Mantra Energy Alternatives Ltd. (“Mantra Energy”), the wholly owned subsidiary of Mantra Venture Group Ltd., entered into an agreement with Kemetco Research Inc. (“Kemetco”) for the continuation of testing and development of the its electro-reduction of carbon dioxide technology.  This agreement replaces an earlier agreement with Kemetco entered into on January 29, 2009 for the provision of substantially similar services.  The new agreement is meant to optimize Mantra Energy’s ability to secure potential government grants for the research and development of its electro-reduction of carbon dioxide technology.

The material terms of this new agreement are as follows:

•	Mantra Energy will pay approximately $16,500 ($20,368 CAD) per month for services performed by Kemetco.
•	The estimated cost of required materials and other expenses to be borne by Mantra Energy is approximately $28,300 ($35,000 CAD)
•	The estimated length of the project is 5 months. After 5 months, the Agreement may be extended at the option of Mantra Energy.
•	Kemetco will begin the work on April 1, 2009.
•
A final, written report summarizing all research findings, will be issued at the end of the agreement. Kemetco will maintain documented records of all the work performed, which will become the property of Mantra Energy.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Contractor Proposal Agreement entered into with Kemetco Research Inc. on March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2009	MANTRA VENTURE GROUP LTD.
(Registrant)

By: /s/ Larry Kristof
President and Chief Executive Officer